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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-13278, 33-27498, 33-45699, 33-58340, 33-50395, 33-51615,
33-65301, 333-08549, 333-15089, 333-15089-01 through -04, 333-32909, Form S-4
Nos. 333-22733, 333-22733-01, 333-31061 and Form S-8 Nos. 2-67517, 2-97972,
33-20693, 33-21564, 33-41014, 33-52329, 33-54971, 333-12181, 333-19963,
333-31061, 333-34371 and 333-43959) of: our report dated January 22, 1998, with respect to the consolidated balance sheet of Bankers Trust New York Corporation and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended; and, our report dated September 5, 1997 with respect to the combination of Bankers Trust New York Corporation and Subsidiaries and Alex. Brown Incorporated as reflected in the consolidated balance sheet as of December 31, 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended, after restatement for the 1997 pooling-of-interests.


                                        /S/ KPMG PEAT MARWICK LLP
                                            -------------------------
                                            KPMG Peat Marwick LLP

New York, New York
March 5, 1998


               BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
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